UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         February 8, 2016

USA TRUCK, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-35740	71-0556971
(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Industrial Park Road
Van Buren, Arkansas	72956
(Address of Principal Executive Offices)	(Zip Code)

(479) 471-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 8, 2016, Michael R. Weindel's employment as Executive Vice President, Strategic Capacity Solutions ("SCS") of USA Truck, Inc. (the "Company") terminated.

The Company appointed James Craig as President – SCS effective February 15, 2016.

Prior to joining the Company, Mr. Craig, 56, served as Chief Marketing Officer of BNSF Logistics, LLC, a global logistics service provider, from 2012 to 2016. From 1993 to 2011, Mr. Craig held a series of executive positions, including Senior Vice President, Corporate Sales and Marketing, for Yusen Logistics, a global logistics, freight, forwarding and supply chain service provider. Mr. Craig holds a Bachelor of Business Administration in Marketing from Western Washington University.

In connection with his appointment, the Executive Compensation Committee of the Board of Directors (the "Committee") approved compensation for Mr. Craig as follows, effective February 15, 2016: (i) an annualized base salary of $300,000, (ii) a cash bonus of $50,000, payable no later than March 31, 2016, conditioned on continued employment at such date, (iii) participation in the Company's Management Bonus Plan for 2016, with (x) a cash bonus with a target of 60% of prorated base salary for 2016, depending upon performance relative to goals set by the Committee, (y) a grant of restricted shares equal to 40% of annualized base salary for 2016, with vesting conditioned upon achievement of performance goals set by the Committee, with a performance period of January 1, 2016, through December 31, 2016, subject to additional time-based vesting in equal annual installments through January 31, 2020, as well as continued employment and certain other forfeiture and vesting provisions, and (z) a grant of restricted shares equal to 100% of annualized base salary for 2016, with vesting conditioned upon achievement of performance goals set by the Committee, with a performance period from January 1, 2016 through December 31, 2018, subject to continued employment and certain other and vesting forfeiture provisions, (iv) a grant of restricted shares equal to $250,000, with vesting conditioned upon achievement of certain goals related to the performance of SCS, with a measurement period from January 1, 2018 through December, 31, 2018, and early vesting if the performance target is attained in any four consecutive quarters between the December 31, 2016 fiscal quarter and the September 30, 2018 fiscal quarter, subject to continued employment and certain other forfeiture and vesting provisions, (v) upon a qualifying severance event, subject to other customary provisions, twelve (12) months of salary continuation and an amount equal to his short-term cash incentive target ("STI Target"), and (vi) upon a qualifying change-in-control event, subject to other customary provisions, (y) a lump sum payment equal to one hundred fifty percent (150%) of his annual base salary and STI Target, and (z) reimbursement, on an after-tax basis, of any premiums paid by Mr. Craig pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1995, as amended, for a period of eighteen (18) months. Mr. Craig agreed to certain non-solicitation, non-competition, and confidentiality covenants.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to Mr. Craig’s employment letter and executive severance and change in control agreement, copies of which will be filed with the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2016.

There is no arrangement or understanding between Mr. Craig and any other person pursuant to which Mr. Craig was appointed President – SCS. There are no transactions in which Mr. Craig has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

99.1           Press release issued by the Company on February 8, 2016.

The information contained in Item 9.01 of this report and the exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The information in Item 9.01 of this report and the exhibit hereto may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements are made based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties.  Actual results or events may differ from those anticipated by forward-looking statements.  Please refer to the language under the heading "Cautionary Statement Concerning Forward-Looking Statements" at the end of the attached press release and various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission for information concerning risks, uncertainties, and other factors that may affect future results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Truck, Inc.
(Registrant)

Date:	February 10, 2016	/s/ Michael K. Borrows
Michael K. Borrows
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
99.1	Press release issued by the Company on February 8, 2016.